UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 28, 2011

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Utah	0-23153	87-0543981
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

     150 West Civic Center Drive, Suite 400, Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           Amendment to Articles of Incorporation

The registrant filed Articles of Amendment (the “Amendment”) to its Articles of Incorporation (“Articles”) on March 28, 2011 pursuant to a written consent of the holders of a majority of the issued and outstanding shares of the registrant’s Series D Convertible Preferred Stock (the “Series D Preferred”) to amend certain provisions of the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock (the “Certificate”) as described below.

The Amendment is effective March 28, 2011 upon filing of the Amendment with the Utah Division of Corporations and Commercial Code.

The Amendment was adopted by the written consent of the holders of a majority (approximately 62 percent) of the issued and outstanding shares of the Series D Preferred as of March 11, 2011.  Notice of the consent to and adoption of the Amendment was given to all holders of the Series D Preferred by mail on or before March 17, 2011.

Description of the Amendment

Two substantive changes to the Certificate were approved by the registrant’s Board of Directors and by consent of a majority of the holders of the Series D Preferred, and became effective with the filing of the Amendment.  A copy of the Amendment, including the amended Certificate, is provided with this report as Exhibit (3)(i).

In addition to correcting the name of the registrant on the Certificate to take into account the intervening change of the registrant’s corporate name from “RemoteMDx, Inc.” to “SecureAlert, Inc.,” the substantive changes to be implemented by the Amendment are as follows:

1.      Section 1 (Designation and Rank) of the Certificate, as previously amended designated a total of fifty thousand (50,000) shares of the registrant’s authorized and previously unissued and undesignated Preferred Stock as “Series D Convertible Preferred Stock.”  The Amendment changes the designated number of shares, increasing the amount from fifty thousand (50,000) shares to seventy thousand (70,000) shares.  The total authorized number of shares of Common Stock and Preferred Stock of the registrant are not affected by the Amendment.

2.      Section 6 (Voting Rights) of the Certificate, as previously amended, had provided to the holders of the Series D Preferred certain special voting rights with respect to the limited issues of approval of an increase in the number of authorized shares of Common Stock of the registrant and a reverse split of the outstanding shares of the registrant’s Common Stock.  A previous amendment (the “May 2010 Amendment”) of the registrant’s Articles increasing the number of authorized shares of Common Stock was filed by the registrant in May 2010, following the adoption of the Certificate and creation of the Series D Preferred. At the time the registrant obtained approval of the May 2010 Amendment increasing the authorized number of shares of Common Stock, the registrant acted only after obtaining the approval of each class of outstanding shares (both Common and Series D Preferred) each voting as a class and also voting together on an as-converted basis; the registrant did not rely upon or give effect to the special voting rights of the Series D Preferred. This action was taken in response to comments received from the Securities and Exchange Commission to the proxy statement filed by the registrant in connection with the solicitation of votes to approve the increase in the authorized shares.  The Board of Directors does not presently intend to seek approval of any future amendment (none is planned at this time) by relying on the exercise of these special rights.  Consequently, the holders of the Series D have approved the Amendment terminating the special voting rights.  Specifically, Section 6(b) of the Certificate has been deleted and the remaining subsections of Section 6 renumbered.

Except for the changes described above, the Amendment does not affect any other provision of the Articles of Incorporation or the Certificate, as previously amended or the rights of any of the registrant’s shareholders.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

3(i) Articles of Amendment to the Articles of Incorporation of SecureAlert, Inc. (March 28, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECUREALERT, INC.

By: /s/ Chad D. Olsen
Chad D. Olsen, Chief Financial Officer

Date: April 4, 2011